UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2024

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41400	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 7, 2024, Aspen Technology, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) regarding the appointment of David Baker to the position of Senior Vice President, Chief Financial Officer of the Company, effective June 3, 2024. Mr. Baker previously was employed by Emerson Electric Co. (“Emerson”) for over 27 years. Emerson owned approximately 56% of the Company’s outstanding common stock as of March 31, 2024.

The Form 8-K disclosed that, as permitted under Emerson’s 2015 Incentive Shares Plan (the “Emerson Plan”), Mr. Baker would remain eligible to receive a payout of any earned equity awards under the Emerson Plan. The Company, Emerson and Mr. Baker subsequently agreed to cancel Mr. Baker’s then-outstanding awards under the Emerson Plan and to grant Mr. Baker certain new Company equity awards in consideration for their cancellation. The Company is filing this amended report to disclose such changes to Mr. Baker’s equity awards.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 12, 2024, the Human Capital Committee of the Company’s Board of Directors approved an arrangement whereby Mr. Baker’s then-outstanding equity awards under the Emerson Plan (the “Emerson Awards”) would be cancelled in exchange for certain Company equity awards of restricted stock units (“New RSUs”) and performance-based stock units (“New PSUs”) described herein.

The New RSUs will have a grant date value of approximately $782,000 and will vest in equal quarterly installments over a three-year period. Mr. Baker also received his new hire equity award of restricted stock units with a grant date value of $437,500 that was previously disclosed in the Form 8-K (the “New Hire RSUs”), which have the same vesting terms as the New RSUs. The Company previously granted the New Hire RSUs on June 17, 2024 and expects to grant the New RSUs in June or July 2024. The New PSUs will have a grant date value of approximately $1,500,000 (assuming target performance of the New PSUs), will be granted during the Company’s fiscal year ending June 30, 2025 (“Fiscal 2025”), and will have terms and conditions consistent with the Company’s Fiscal 2025 long-term incentive performance-based stock unit design for executive officers. The target grant date values of the New RSUs and the New PSUs are intended to equal the respective fair market values of the Emerson Awards that are restricted stock, restricted stock units and performance shares on the date of their cancellation.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: June 18, 2024	By:	/s/ Mark Mouritsen
Mark Mouritsen
Senior Vice President, Chief Legal Officer